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EXHIBIT 5.11

                                   RESOLUTION

                   AUTHORIZE THE SEARCH FOR A MERGER CANDIDATE

Upon motion made and seconded, the Board of Directors of PowerSource Corporation unanimously adopted the following resolution:

RESOLVED, that the Corporation hereby authorizes, the search for a merger candidate. It is the Company's intent to consummate a merger as soon as possible after a suitable merger candidate is found. Upon the completion and closing of a merger deal, the officers will repay their outstanding notes payable to the Company.

In the event no merger is completed by the end of third quarter, 9/30/02, the Board will authorize bonuses to the officers in the following amounts.

Illya Bond               $68,500
Roman Gordon             $68,500
E. Douglas Mitchell      $55,000

The undersigned hereby certifies that he is the duly elected and qualified Secretary and the custodian of the books and records and seal of PowerSource, a corporation duly formed pursuant to the laws of the State of Nevada, and that the foregoing is a true record of a resolution duly adopted at a meeting of the Board of Directors, and that said meeting was held in accordance with state law and the Bylaws of PowerSource corporation on, and that said resolution is now in full force and effect without modification or rescission.

IN WITNESS WHEREOF, I have an executed my name as Secretary and have hereunto affixed the corporate seal of the above-named Corporation this day of April 8, 2002.

A True Record.                               /s/ Roman Gordon
                                             -----------------------------------
                                             Roman Gordon

                                             /s/ Illya Bond
                                             -----------------------------------
                                             Illya Bond

/s/ Roman Gordon                             /s/ E. Douglas Mitchell
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Secretary                                    E. Douglas Mitchell